                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

  Filed by the Registrant  [x]
  Filed by a Party other than the Registrant  [ ]
  Check the appropriate box:
  [ ] Preliminary Proxy Statement
  [x] Definitive Proxy Statement
  [ ] Definitive Additional Materials
  [ ] Soliciting Material Pursuant to Section 204.14a-11(c) or Section
      240.14a-12
                                  PLEXUS CORP.
                (Name of Registrant as Specified in Its Charter)
                                  PLEXUS CORP.
                   (Name of Person(s) Filing Proxy Statement)
Payment of Filing Fee (Check the appropriate box):
  [x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A.
  [ ] $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      (1)  Title of each class of securities to which transaction applies:
      (2)  Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      (4)  Proposed Maximum aggregate value of transaction:
      (5)  Total fee paid:

  [ ] Check box if fee paid with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
   (1)  Amount Previously Paid:
   (2)  Form, Schedule or Registration Statement No.:
   (3)  Filing Party:
   (4)  Date Filed:

                                  PLEXUS CORP.
                             55 JEWELERS PARK DRIVE
                                  P.O. BOX 156
                          NEENAH, WISCONSIN 54957-0156


                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS
                              ON FEBRUARY 14, 1996


To shareholders of Plexus Corp.:

        The annual meeting of shareholders of Plexus Corp. will be held at the Valley Inn, located at 123 East Wisconsin Avenue, Neenah, Wisconsin, on Wednesday, February 14, 1996 at 10:00 a.m., for the following purposes:

        (1) To elect eight directors to serve until the next annual meeting and until their successors have been duly elected.

        (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only shareholders of record on the books of Plexus at the close of business on December 15, 1995 will be entitled to vote at the meeting or any adjournment of the meeting.

        Your attention is called to the Proxy Statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the meeting.

                                              By Order of the Board of Directors




                                              Joseph D. Kaufman
                                              Secretary

Neenah, Wisconsin
January 5, 1996

PLEASE INDICATE YOUR VOTING DIRECTIONS, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER FIND THAT YOU MAY BE PRESENT OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.

PROXY STATEMENT

                                  PLEXUS CORP.
                             55 JEWELERS PARK DRIVE
                                  P.O. BOX 156
                          NEENAH, WISCONSIN 54957-0156

                                 * * * * * * *

                            SOLICITATION AND VOTING

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Plexus Corp. ("Plexus" or the "Company") for the annual meeting of shareholders on Wednesday, February 14, 1996. Shares represented by properly executed proxies received by Plexus will be voted at the meeting and any adjournment thereof in accordance with the terms of such proxies, unless revoked. Proxies may be revoked at any time prior to the voting thereof either by written notice filed with the secretary or acting secretary of the meeting or by oral notice to the presiding officer during the meeting.

        Shareholders of record at the closing of business on December 15, 1995 will be entitled to one vote on each matter presented for each share so held. At that date there were 6,493,897 shares of Common Stock outstanding. Any shareholder entitled to vote may vote either in person or by duly authorized proxy. Representation of a majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and shares which are the subject of broker non-votes will be counted for the purpose of determining whether a quorum exists at the meeting. Shares represented at a meeting for any purpose accounted in the quorum for all matters to be considered at the meeting. The voted proxies will be tabulated by the persons appointed as inspectors of election.

        Directors are elected by a plurality of the votes cast by the holders of the Company's Common Stock entitled to vote at the election at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the highest number of votes are elected as directors, up to the number of directors to be chosen at the meeting. Any votes attempted to be cast "AGAINST" a candidate are not given legal effect and are not counted as votes cast in the election of directors. Therefore, any shares which are not voted, whether by withheld authority, broker non-vote or otherwise, have no effect in the election of directors except in the extent that the failure to vote for any individual results in another individual receiving a larger number of votes.

        Shareholders who own shares as part of Plexus' Employee Stock Savings Plan (the "Savings Plan") will receive a separate proxy for the purpose of voting their shares held in their account. Shares held by the Savings Plan for which designations are not received will be voted by the Savings Plan's Trustee at its discretion, as provided in the Savings Plan.

        Expenses in connection with the solicitation of proxies will be paid by Plexus. Upon request, Plexus will reimburse brokers, dealers, banks and voting trustees, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material and annual report to the beneficial owners of shares which such persons hold of record. Solicitation of proxies will be principally by mail. Proxies may also be solicited in person, or by telephone, telegraph or fax, by officers and regular employees of Plexus.

        This proxy material is being mailed to shareholders commencing on or about January 5, 1996.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock by each Director, and all Directors and Officers as a group as of December 1, 1995.

                                 SHARES             PERCENTAGE
                              BENEFICIALLY           OF SHARES
               NAME            OWNED (1)            OUTSTANDING
               ----           ------------          -----------
Allan C. Mulder                  584,663(2)               8.5%
Peter Strandwitz                 264,272                  4.0%
Gerald A. Pitner                 215,827                  3.3%
John L. Nussbaum                 109,866                  1.7%
Harold R. Miller                 106,999                  1.6%
Robert A. Cooper                  41,500                    *
Thomas J. Prosser                 31,500                    *
Rudolph T. Hoppe                   3,366(3)                 *
All officers and directors
  as a group (11 persons)      1,399,460                 19.9%

---------------

* Less than 1%

(1) The specified persons have sole voting and sole dispositive powers as to all such shares. The above amounts include shares subject to options granted under the Company's 1988 Stock Option Plan and the 1995 Executive Stock Option Plan (together, the "Option Plans") and the 1995 Directors' Stock Option Plan (the "Directors' Option Plan") which are exercisable within 60 days. These options include those held by Mr. Strandwitz (75,000), Mr. Nussbaum (39,999), Mr. Pitner (19,999), Messrs. Miller, Cooper, Prosser and Hoppe (1,500 each), and all officers and directors as a group (167,370).
(2) Mr. Mulder, 10618 Spicewood Trail, Boynton Beach, Florida, owns 188,624 shares of Company common stock, and 5,000 shares of Company Class A Preferred Stock which may be converted into 396,039 shares of Company Common Stock. In accordance with SEC rules, the above number assumes full conversion; however, no shares of Company Class A Preferred Stock have yet been converted.
(3) Excludes 950 shares owned by Mr. Hoppe's wife, of which he disclaims beneficial ownership because he does not share voting or dispositive power.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders (collectively "insiders") are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        All publicly-held companies are required to disclose the names of any insiders who fail to make any such filing on a timely basis within the preceding two years, and the number of delinquent filings and transactions, based solely on a review of the copies of the Section 16(a) forms furnished to the Company, or written representations that no such forms were required. On the basis of filings and written representations received by the Company, the Company believes that, during fiscal 1995 and the preceding fiscal year, except as previously disclosed, the Company's insiders have complied with all Section 16(a) filing requirements applicable to them.

                             ELECTION OF DIRECTORS

        In accordance with the Bylaws of the Company, the Board of Directors has determined that there shall be eight directors elected at the annual meeting of shareholders to serve until their successors are duly elected and qualified.

        The persons who are nominated as directors and for whom proxies will be voted (unless otherwise specified by a shareholder) are named below. If any of the nominees should decline or be unable to act as a director, which eventuality is not foreseen, the proxies will be voted with discretionary authority for a substitute nominee designated by the Board of Directors.

                                                                  PRINCIPAL OCCUPATION                             DIRECTOR
                        NAME AND AGE                           AND BUSINESS EXPERIENCE (1)                           SINCE
                        ------------                           ---------------------------                     -----------------
                 Robert A. Cooper, 69              Senior Vice President of Dain Bosworth                            1983
                 (2)(3)                            Incorporated (brokerage and other financial
                                                   services); also, director of Bando McGlocklin
                                                   Capital Corporation (registered small business
                                                   investment company)

                 Rudolph T. Hoppe, 69 (2)          Retired; previously President and Director of The                 1987
                                                   Glenora Company (investments); also, director of
                                                   St. Francis Capital Corp. (savings bank holding
                                                   company)

                 Allan C. Mulder, 79               Retired                                                           1995

                 Harold R. Miller, 67 (3)          Retired; previously Chairman of the Board of                      1980
                                                   Marathon Engineers/Architects/Planners, Inc.
                                                   (architectural and engineering services)

                 John L. Nussbaum, 53              President and Director of the Company                             1980

                 Gerald A. Pitner, 54              Executive Vice President and Director of the                      1980
                                                   Company

                 Thomas J. Prosser, 59             Vice President-Investment Banking of Robert W.                    1987
                 (2)(3)                            Baird & Co., Incorporated (brokerage and other
                                                   financial services)

                 Peter Strandwitz, 58              Chairman of the Board, Chief Executive Officer and                1979
                                                   Director of the Company

---------------

(1) Unless otherwise noted, all directors have been employed in their principal occupation listed above for the past five years or more.

        (Notes continued on next page)

(2) Member of the Compensation Committee, which held two meetings during fiscal 1995. The Compensation Committee considers and makes recommendations to the Board of Directors with respect to officers' salaries and bonuses, reviews, approves and administers compensation plans, and awards stock options.

(3) Member of the Audit Committee, which met twice in fiscal 1995. The Audit Committee selects outside auditors, monitors their activities and reviews their final reports.

        The Board of Directors held four meetings during fiscal 1995. Each Director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which such director served during the year.


Directors' Compensation.

        Each director of the Company who is not an officer or employee of the Company or a subsidiary receives an annual directors' fee of $5,000 and an additional $500 fee per meeting date on which the director attends a meeting of the Board of Directors or any of its committees.

        In addition, each director who is not an officer or employee of the Company or a subsidiary is entitled in each fiscal year to receive an option for 1,500 shares of Company Common Stock, at its market value on the date of grant, under the Company's 1995 Directors' Option Plan. The Directors' Option Plan was approved by Company shareholders in February 1995. Options thereunder are fully vested upon grant, may be exercised after a minimum six month holding period, and must be exercised prior to the earlier of ten years after grant or one year after the persons cease to be a director. In accordance with the Directors' Option Plan, each of the then-saving non-employees directors received fiscal 1995 option for 1,500 shares, exercisable at $12.625 per share, on February 15, 1995, and each of the non-employee directors received a fiscal 1996 option for 1,500 shares, exercisable at $16.625 per share, on December 1, 1995.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

        The following table sets forth information concerning the total compensation of the Company's Chief Executive Officer, and its two other highest compensated executive officers for fiscal 1995 and the preceding two fiscal years. No other Company executive officer received a total annual salary and bonus in excess of $100,000 during the past fiscal year.

                                                                          Long Term
                                        Annual Compensation (1)          Compensation
                                        -----------------------          ------------
                                                                           Awards
                                                                           ------
                           Fiscal                                       Options/SARs           All Other
                            Year        Salary($)(2)     Bonus ($)           #(3)          Compensation ($)(4)
                            ----        -----------      --------          -------         ------------------


Peter Strandwitz,           1995         $183,350          -0-             17,000                $2,310
Chairman and CEO            1994         $171,679          -0-             15,000                $2,391
                            1993         $176,908          -0-             15,000                $3,351

John L. Nussbaum,           1995         $145,941          -0-             15,000                $3,225
President                   1994         $135,010          -0-             10,000                $3,021
                            1993         $138,762          -0-             10,000                $1,505

Gerald A. Pitner,           1995         $114,067          -0-              6,000                $2,395
Executive VP                1994         $109,067          -0-              5,000                $2,396
                            1993         $111,536          -0-              5,000                $2,471


(1) While the named individuals received perquisites or other personal benefits in the years shown, in accordance with SEC regulations, the value of these benefits are not shown since they did not exceed, in the aggregate, the lesser of $50,000 or 10% of the individual's salary and bonus in any year.

(2)     Fiscal 1994 had one less pay period than fiscal 1993.

(3) Represents number of shares for which options were granted under the Company's Option Plans. No SARs have been granted.

(4) Reflects the Company's contributions to named executive officers' accounts in the Savings Plan.

                                 STOCK OPTIONS

         The following table sets forth information with respect to the grant of stock options in fiscal 1995 to the three executive officers named in the Summary Compensation Table.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                   Individual Grants(1)                                      Potential
------------------------------------------------------------------------------            Realized Value at
                                                                                            Assumed Annual
                                           % of                                          Rates of Stock Price
                                      Total Options/    Exercise                             Appreciation
                         Options/      SARs Granted     or Base                           for Option Term (2)
                           SARs        to Employees      Price      Expiration           ---------------------
Name                   Granted (#)    in Fiscal Year    ($/sh)         Date                 5%          10%
----                 --------------   --------------    --------   -------------            ---         ---
Peter Strandwitz          17,000            7%          $13.875      6/30/05              $148,341   $375,924

John Nussbaum             15,000            6%          $13.875      6/30/05              $130,889   $331,698

Gerald Pitner             6,000             3%          $13.875      6/30/05              $ 52,355   $132,679

--------------------------

(1) No SARs were granted; all grants reflect stock options under the Company's Option Plans.
(2)      Assumes stated appreciation from the date of grant.


                       AGGREGATED OPTION/SAR EXERCISES IN
             LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUE

         The following table sets forth information with respect to the three executive officers named in the Summary Compensation Table concerning the number and value of options outstanding at September 30, 1995.

                                                                                           Value of
                                                            Number of                Unexercised In-the-
                                                        Unexercised Options/          Money Options/SARs
                       Shares                          SARs at FY-End (#)(2)           at FY-End ($)(3)
                    Acquired on         Value          --------------------            ----------------
Name                Exercise (#)    Realized($)(1)    Exercisable/Unexercisable     Exercisable/Unexercisable
----                ------------    --------------    -------------------------     -------------------------
Peter Strandwitz         -0-              -0-              75,000  / 32,000            $430,937 / $86,250

John Nussbaum            -0-              -0-              39,999  / 25,001            $170,203 / $57,505

Gerald Pitner            -0-              -0-              19,999  / 11,001            $ 85,096 / $28,756

----------------

(1) Represents the difference between the exercise price and the reported closing price on the date of exercise.
(2) Represents options granted under the Company's Option Plans. No SARs have been granted.
(3) Represents the difference between the exercise price and the $16.625 reported closing price of the Company's Common Stock on September 30, 1995.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

         The Compensation Committee of the Company's Board of Directors (the "Committee") sets general compensation policies for the Company. The Committee makes the primary decisions with respect to compensation of the Chairman/Chief Executive Officer (the "CEO"), the President and the Executive Vice President of the Company; compensation decisions as to all other Company officers are recommended by the CEO and the President, subject to approval by the Committee. The Company's other compensation programs, such as the Savings Plan and the Option Plans, are either originated or approved by the Committee; the Committee grants stock options under the Option Plans.

         The Company's policy, which is adhered to by the Committee, is to fairly compensate individuals for their contributions to the Company, but also to provide value to the Company's shareholders and to consider the ability of the Company to fund any compensation decisions, plans or programs. The Committee believes that fair compensation packages are necessary to attract and retain qualified executive officers. To be effective in attracting and retaining competent individuals, compensation packages must balance short-term and long-term considerations, as well as provide incentives to individuals based upon the performance of the Company. For the past several fiscal years, the Committee has evaluated compensation of Company executive officers in the context of continuing growth, but also the continuing need for capital to support that growth and the occasional effect on earnings of that growth. The Committee has not retained outside consultants, and has not relied in a significant fashion upon outside market surveys.

         In determining the compensation of the CEO, the Committee reviews numerous factors, although most of these factors are not subject to quantification or specific weight. The primary factors reviewed (in no particular order) are the importance of the individual's contribution to the Company's strategic planning and long-term success; the importance of the individual to key customer relationships; special projects and tasks undertaken by the individual during the preceding year; and performance of the Company's sales and earnings. Salaries are generally determined in July or August of each year, and become effective immediately.

         In establishing the CEO's fiscal 1995 compensation, the Committee took note of his role as the Company's chief strategic planner and of his role as the primary customer contact for several important Company customers. Also, the Committee noted the substantial improvement in the Company's results in fiscal 1994. During fiscal 1994, sales increased substantially. Through June 30, 1994 (the most recent information the Committee had at its disposal), net sales increased 46% from the previous fiscal year period. Net income decreased slightly for that period, although the Committee expected an increase in net earnings for the year as a whole (which, in fact, occurred). Based upon these factors, the Committee determined in August, 1994 that the CEO's (and the two other named officers') compensation level should temporarily remain the same, but be reviewed after full fiscal 1994 results were known. Based upon the above factors, that the Company's financial situation was improving, and that while the Committee did not feel enough improvement had not yet occurred to then warrant an increase in the CEO's (and the other named executed officers') salary, the Committee determined that an increase was then warranted for most other executive officers.

         The Committee again reviewed the CEO's (and the other named executive officers') compensation in December 1994, after full fiscal 1994 financial and performance information became available. That information indicated, among other things, a 52% increase in sales and 19% increase in net earnings for all of fiscal 1994 as compared to fiscal 1993. The Committee determined that a 4.6% increase in CEO compensation was appropriate, in view of the results above and the deferral of the increase.

         The Company had historically not paid bonuses to employees. In view of the Committee's expectation of the Company's improved financial position and results through August 1994, the Committee determined it would be in the Company's best interests to provide, beginning in fiscal 1995, its executive officers with a tangible performance-based incentive beyond that contained in the Option Plans. Such a bonus arrangement would further motivate officers to continue the improved performance, and provide specific non-market criteria to evaluate performance. The Committee therefore recommended, and the Board of Directors subsequently approved, the Plexus Corp. 1995 Senior Executive Incentive Compensation Plan (the "Bonus Plan"), which became effective in fiscal 1995. Under the Bonus Plan, senior executive officers are eligible to receive bonuses ranging from 2.5% up to 100% of their annual salary provided the Company achieves certain performance goals established in advance by the Committee with respect to after-tax return on average equity and after-tax earnings per share. For fiscal 1995, for the minimum bonus to be earned, the Company was required to increase after-tax earnings per share to $1.41 per share (a 207% increase over fiscal 1994) or after-tax return on average equity to 25.50% (a 150% increase over fiscal
1994). The Committee believed that both minimum targets were very aggressive. Because the Company did not meet these targets, no bonus was paid. However, the Committee took note of the fiscal 1995 improvements in determining increased salaries for fiscal 1996, and the Committee retained the same targets for fiscal 1996.

         To continue to make available stock option incentives, the Committee recommended, and the Board of Directors adopted (subject to shareholder approval), the 1995 Executive Stock Option Plan. Shareholders approved the plan in February 1995. The Committee believes that the option plans provide participants with a long-term incentive to increase the overall value of the Company by providing them with a stake in the increasing value of the Company's Common Stock on a long-term basis. Consistent with this approach, the Committee granted to the CEO options for 17,000 shares during fiscal 1995, which was an increase of 2,000 shares (or 13%) over the options awarded to the CEO in fiscal 1994, and reflects the Committee's determination to increase the stock option portion of the CEO's compensation somewhat more than the cash portion.

         The Committee also believes that the Savings Plan provides an additional stock-based incentive. Although employees (including the CEO) may choose from a variety of investment funds for their contributions under the Savings Plan, Company matching contributions on behalf of participants are made to the Company Stock Fund of the Savings Plan, having the effect of increasing the participants' stock ownership.

         The factors used to determine other executive officers' compensation are essentially the same as those used for the CEO. As with the CEO, Messrs. Nussbaum and Pitner received increases in December 1994; other executive officers received increases in August 1994. Increases in executive officers' salaries (other than the CEO, but including three persons who ceased being executive officers during fiscal 1995) for fiscal 1995 varied from 2% to 5%. The increases varied depending upon the Committee's view of the adequacy of the particular officers' compensation compared to that officer's performance and duties (especially when those duties significantly changed since the last salary increase). The Committee also approved stock option awards for most of the other executive officers of the Company, which awards varied from 15,000 shares to 4,000 shares. The number of shares subject to options granted to executive officers was generally the same or greater than the number granted in the preceding fiscal year, with appropriate changes to reflect the Committee's perception of individual circumstances.

         The Committee believes that it is highly unlikely that the compensation of any executive officer, including the CEO, will exceed $1 million in any fiscal year. Therefore, except with respect to the Company's option plans, it has not taken any action with respect to the provisions of
Section 162 of the Internal Revenue Code which limits the deductibility of compensation to certain executive officers of over $1 million in any fiscal year. Because of the shareholder approval of the option plans, the Committee believes that any compensation income under them would not be subject to the Internal Revenue Code's deduction limitation.

Members of the Compensation Committee:

     Rudolph T. Hoppe, Chair
     Robert A. Cooper
     Thomas J. Prosser

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No Company insiders are members of the Committee. All of the directors who are members of the Committee are non-employees of the Company.

CERTAIN TRANSACTIONS

         In March 1991, the Company entered into a research and licensing ("R&L") agreement with Smart House, L.P. ("SHLP"), an unaffiliated partnership affiliated with the National Home Builders Association, formed to promote the development of a new home energy and communications system that would enable home automation through incorporating a new type of electrical wiring and gas piping which works together with electronic components to allow electrical, gas, telephone, coaxial and communication subsystems and home appliances to be functionally interactive. The Company's original R&L Agreement was to develop a control center, the primary user interface for the Smart House home automation system. Subsequently, the Company entered into some more R&L Agreements with SHLP for other Smart House-related products.

         To finance certain expenditures relating to the development and design of these Smart House-related products, the Company formed Plexus Home Automation Limited Partnership ("PHALP") of which a Company subsidiary is general partner. Through the general partner, and subsequent purchase of 12 of 50 outstanding limited partnership interests, Plexus has contributed approximately 42% of the capital of the Partnership. In addition, 19 of the 50 limited partnership interests in PHALP are owned by directors of the Company, including 4 interests owned by Committee members. Limited partners owning the remaining 19 of PHALP's 50 limited partnership interests are otherwise unaffiliated with the Company.

         During fiscal 1995, the Partnership made purchases of approximately $41,000 from the Company, at the Company's normal billing rates.

                               PERFORMANCE GRAPH

         The following graph compares the cumulative total return on Company Common Stock with the NASDAQ Stock Market Index for U.S. Companies and the NASDAQ Stock Market Index for Electronics Components Companies (both of which include the Company). The values on the graph show the relative performance of an investment of $100 made on September 30, 1990, in Company Common Stock and in each of the indices.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

             AMONG PLEXUS CORP., NASDAQ US STOCK INDEX, & NASDAQ
                         ELECTRONICS COMPONENTS INDEX
                       Fiscal Year Ending September 30

                       1990   1991   1992   1993   1994   1995
Plexus                  100    191    560    407    283    443
NASDAQ                  100    157    176    231    233    321
NASDAQ/Electronics      100    141    193    372    362    725




                                    AUDITORS

         The Board of Directors intends to reappoint the firm of Coopers & Lybrand L.L.P. as independent auditors to audit the financial statements of Plexus for fiscal 1996. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the annual meeting of shareholders to respond to appropriate questions and make a statement if they desire to do so.

                             SHAREHOLDER PROPOSALS

         Shareholder proposals must be received by the Company no later than September 6, 1996 in order to be considered for inclusion in next year's annual meeting proxy statement.

                                              By Order of the Board of Directors




                                              Joseph D. Kaufman
                                              Secretary

Neenah, Wisconsin
January 5, 1996

         A COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1995, WILL BE PROVIDED WITHOUT CHARGE TO EACH RECORD OR BENEFICIAL OWNER OF SHARES OF THE COMPANY'S COMMON STOCK AS OF DECEMBER 15, 1995, ON THE WRITTEN REQUEST OF SUCH PERSON DIRECTED TO: JOSEPH D. KAUFMAN, SECRETARY, PLEXUS CORP., 55 JEWELERS PARK DRIVE, P.O. BOX 156, NEENAH, WISCONSIN 54957-0156.

                                  PLEXUS CORP.

                 PROXY FOR 1996 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Peter Strandwitz, John L. Nussbaum, Gerald A. Pitner, and Joseph D. Kaufman, and any of them, proxies, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the annual meeting of shareholders of Plexus Corp. to be held at the Valley Inn, located at 123 East Wisconsin Avenue, Neenah, Wisconsin, on Wednesday, February 14, 1996 at 10:00 a.m. Central Time, or at any adjournment thereof, as follows, hereby revoking any proxy previously given:

(1)ELECTION OF DIRECTORS:
FOR all nominees listed below  [ ]                     WITHHOLD AUTHORITY [ ]
(except as specified to the contrary below)    to vote for all nominees listed
                                               below


     Robert A. Cooper, Rudolph T. Hoppe, Harold R. Miller, Allan C. Mulder, John L. Nussbaum, Gerald A. Pitner, Thomas J. Prosser, Peter Strandwitz

(INSTRUCTION: To withhold authority to vote for any individual nominee, please print that nominee's name on the following line.)

                  _________________________________________


(2)In their discretion on such other matters as may properly come before the meeting or any adjournment thereof; all as set out in the Notice and Proxy Statement relating to the meeting, receipt of which is hereby acknowledged.

                  (Continued and to be signed on reverse side)
      _________________________________________________________________

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE DIRECTORS LISTED IN PROPOSAL (1).

                                     Dated______________________________, 1996



                                      ________________________________________
                                  (Please sign exactly as name appears at left.)


                                    ___________________________________________
                             (If stock is owned by more than one person, all
                                owners should sign. Persons signing as
                                  executors, administrators, trustees or in
                                     similar capacities should so indicate.)

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS